REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT



                          DATED as of January 28, 1999



                                  by and among



                            MORGAN DRIVE AWAY, INC.,
                                   TDI, INC.,
                              MORGAN FINANCE, INC.

                                       and

                      THE MORGAN GROUP, INC., as Guarantor,

                                       and

                  BANKBOSTON, N.A., individually and as Agent,

                                       and

              The Lending Institutions Listed on Schedule 1 hereto

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION...................................1
         1.1.   Definitions....................................................1
         1.2.   Rules of Interpretation.......................................15
2.   THE REVOLVING CREDIT FACILITY............................................16
     -----------------------------
         2.1.   Commitment to Lend............................................16
                ------------------
         2.2.   Commitment Fee................................................16
                --------------
         2.3.   Reduction of Total Commitment.................................16
                -----------------------------
         2.4.   The Revolving Credit Notes....................................17
                --------------------------
         2.5.   Interest on Revolving Credit Loans............................17
                ----------------------------------
         2.6.   Requests for Revolving Credit Loans...........................17
                -----------------------------------
         2.7.   Conversion Options............................................17
                ------------------
                  2.7.1.   Conversion to Different Type of Revolving
                              Credit Loan.....................................17
                  2.7.2.   Continuation of Type of Revolving Credit Loan......18
                  2.7.3.   Eurodollar Rate Loans..............................18
         2.8.   Funds for Revolving Credit Loan...............................18
                  2.8.1.   Funding Procedures.................................18
                  2.8.2.   Advances by Agent..................................19
         2.9.   Term Out Date.................................................19
         2.10.   Change in Borrowing Base.....................................19
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS..................................19
     ---------------------------------------
         3.1.   Maturity......................................................19
                --------
         3.2.   Mandatory Repayments of Revolving Credit Loans................19
                ----------------------------------------------
         3.3.   Optional Repayments of Revolving Credit Loans.................20
                ---------------------------------------------
4.   THE TERM LOAN............................................................20
     -------------
         4.1.   Conversion of Revolving Credit Loans into the Term Loan.......20
                -------------------------------------------------------
         4.2.   Mandatory Payments of Principal of Term Loan..................20
                --------------------------------------------
         4.3.   Optional Prepayment of Term Loan..............................21
                --------------------------------
         4.4.   Interest on Term Loan.........................................21
                ---------------------
                  4.4.1.   Interest Rates.....................................21
                  4.4.2.   Notification by Borrowers..........................21
                  4.4.3.   Amounts, etc.......................................21
5.   LETTERS OF CREDIT........................................................22
         5.1.   Letter of Credit Commitments..................................22
                  5.1.1.   Commitment to Issue Letters of Credit..............22
                           -------------------------------------
                  5.1.2.   Letter of Credit Applications......................22
                           -----------------------------
                  5.1.3.   Terms of Letters of Credit.........................22
                           --------------------------
                  5.1.4.   Reimbursement Obligations of Banks.................22
                           ----------------------------------
                  5.1.5.   Participations of Banks............................22
                           -----------------------
         5.2.   Reimbursement Obligation of the Borrower......................23
                ----------------------------------------
         5.3.   Letter of Credit Payments.....................................23
                -------------------------
         5.4.   Reliance by Issuer............................................24
                ------------------
         5.5.   Letter of Credit Fee..........................................24
                --------------------
6.   CERTAIN GENERAL PROVISIONS...............................................24
     --------------------------
         6.1.   Closing Fee...................................................24
                -----------
         6.2.   Agent's Fee...................................................24
                -----------
         6.3.   Overadvance Fee...............................................24
                ---------------
         6.4.   Funds for Payments............................................25
                ------------------
                  6.4.1.   Payments to Agent..................................25
                  6.4.2.   No Offset, etc.....................................25
         6.5.   Computations..................................................25
                ------------
         6.6.   Inability to Determine Eurodollar Rate........................25
                --------------------------------------
         6.7.   Illegality....................................................26
                ----------
         6.8.   Additional Costs, etc.........................................26
                ---------------------
         6.9.   Capital Adequacy..............................................27
                ----------------
         6.10.   Certificate..................................................27
                 -----------
         6.11.   Indemnity....................................................28
                 ---------
         6.12.   Interest After Default.......................................28
                 ----------------------
         6.13.   Concerning Joint and Several Liability of the Borrowers......28
                 -------------------------------------------------------
7.   COLLATERAL SECURITY AND GUARANTIES.......................................31
         7.1.   Security of Borrower..........................................31
         7.2.   Guaranties and Security of the Parent and Subsidiaries........31
8.   REPRESENTATIONS AND WARRANTIES...........................................31
         8.1.   Corporate Authority...........................................31
                  8.1.1.   Incorporation; Good Standing.......................31
                  8.1.2.   Authorization......................................31
                  8.1.3.   Enforceability.....................................32
         8.2.   Governmental Approvals........................................32
         8.3.   Title to Properties...........................................32
         8.4.   Financial Statements..........................................32
                  8.4.1.   Fiscal Year........................................32
                  8.4.2.   Financial Statements...............................32
         8.5.   No Material Changes, etc......................................32
                ------------------------
         8.6.   Franchises, Patents, Copyrights, etc..........................33
                ------------------------------------
         8.7.   Litigation....................................................33
                ----------
         8.8.   No Materially Adverse Contracts, etc..........................33
                ------------------------------------
         8.9.   Compliance with Other Instruments, Laws, etc..................33
                --------------------------------------------
         8.10.   Tax Status...................................................33
                 ----------
         8.11.   No Event of Default..........................................33
                 -------------------
         8.12.   Holding Company and Investment Company Acts..................34
                 -------------------------------------------
         8.13.   Absence of Financing Statements, etc.........................34
                 ------------------------------------
         8.14.   Perfection of Security Interest..............................34
                 -------------------------------
         8.15.   Certain Transactions.........................................34
                 --------------------
         8.16.   Employee Benefit Plans.......................................34
                 ----------------------
                  8.16.1.   In General........................................34
                            ----------
                  8.16.2.   Terminability of Welfare Plans....................34
                            ------------------------------
                  8.16.3.   Guaranteed Pension Plans..........................35
                            ------------------------
                  8.16.4.   Multiemployer Plans...............................35
                            -------------------
         8.17.   Use of Proceeds..............................................35
                  8.17.1.   General...........................................35
                  8.17.2.   Regulations U and X...............................35
         8.18.   Hazardous Substances.........................................35
                 --------------------
         8.19.   Subsidiaries, etc............................................37
                 -----------------
         8.20.   Year 2000 Problem............................................37
                 -----------------
         8.21.   Disclosure...................................................37
                 ----------
         8.22.   Title and Registration.......................................37
                 ----------------------
         8.23.   Operating Rights.............................................37
                 ----------------
9.   AFFIRMATIVE COVENANTS OF THE BORROWER....................................38
     -------------------------------------
         9.1.   Punctual Payment..............................................38
                ----------------
         9.2.   Maintenance of Office.........................................38
                ---------------------
         9.3.   Records and Accounts..........................................38
                --------------------
         9.4.   Financial Statements, Certificates and Information............38
                --------------------------------------------------
         9.5.   Notices.......................................................39
                -------
                  9.5.1.   Defaults...........................................40
                           --------
                  9.5.2.   Environmental Events...............................40
                           --------------------
                  9.5.3.   Notification of Claim against Collateral...........40
                           ----------------------------------------
                  9.5.4.   Notice of Litigation and Judgments.................40
                           ----------------------------------
         9.6.   Corporate Existence; Maintenance of Properties................40
                ----------------------------------------------
         9.7.   Insurance.....................................................41
                ---------
         9.8.   Taxes.........................................................41
                -----
         9.9.   Inspection of Properties and Books, etc.......................41
                ---------------------------------------
                  9.9.1.   General............................................41
                  9.9.2.   Collateral Reports.................................41
                  9.9.3.   Communications with Accountants....................42
         9.10.   Compliance with Laws, Contracts, Licenses, and Permits.......42
                 ------------------------------------------------------
         9.11.   Employee Benefit Plans.......................................42
                 ----------------------
         9.12.   Use of Proceeds..............................................42
                 ---------------
         9.13.   Title and Registration.......................................42
                 ----------------------
         9.14.   Operating Rights.............................................42
                 ----------------
         9.15.   Further Assurances...........................................43
                 ------------------
10.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER..............................43
      ------------------------------------------
         10.1.   Restrictions on Indebtedness.................................43
                 ----------------------------
         10.2.   Restrictions on Liens........................................43
                 ---------------------
         10.3.   Restrictions on Investments..................................44
                 ---------------------------
         10.4.   Distributions................................................45
                 -------------
         10.5.   Merger, Consolidation and Disposition of Assets..............46
                 -----------------------------------------------
                  10.5.1.   Mergers and Acquisitions..........................46
                  10.5.2.   Disposition of Assets.............................47
         10.6.   Sale and Leaseback...........................................47
                 ------------------
         10.7.   Compliance with Environmental Laws...........................47
                 ----------------------------------
         10.8.   Employee Benefit Plans.......................................47
                 ----------------------
         10.9.   Business Activities..........................................48
                 -------------------
         10.10.   Fiscal Year.................................................48
                  -----------
         10.11.   Transactions with Affiliates................................48
                  ----------------------------
         10.12.   Subsidiary Distributions....................................48
                  ------------------------
11.   FINANCIAL COVENANTS OF THE BORROWER.....................................48
      -----------------------------------
         11.1.   Leverage Ratio...............................................48
                 --------------
         11.2.   Cash Flow Coverage Ratio.....................................49
                 ------------------------
         11.3.   Interest Coverage Ratio......................................49
                 -----------------------
         11.4.   Capital Expenditures.........................................49
                 --------------------
         11.5.   Consolidated Net Worth.......................................49
                 ----------------------
12.   CLOSING CONDITIONS......................................................50
      ------------------
         12.1.   Loan Documents...............................................50
                 --------------
         12.2.   Certified Copies of Charter Documents........................50
                 -------------------------------------
         12.3.   Corporate Action.............................................50
                 ----------------
         12.4.   Incumbency Certificate.......................................50
                 ----------------------
         12.5.   Validity of Liens............................................50
                 -----------------
         12.6.   Perfection Certificates and UCC Search Results...............50
                 ----------------------------------------------
         12.7.   Certificates of Insurance....................................50
                 -------------------------
         12.8.   Borrowing Base Report........................................51
                 ---------------------
         12.9.   Accounts Receivable/Contractor Loans Aging Report............51
                 -------------------------------------------------
         12.10.   Solvency Certificate........................................51
                  --------------------
         12.11.   Opinion of Counsel..........................................51
                  ------------------
         12.12.   Payment of Fees.............................................51
                  ---------------
         12.13.   Payoff Letter...............................................51
                  -------------
13.   CONDITIONS TO ALL BORROWINGS............................................51
      ----------------------------
         13.1.   Representations True; No Event of Default....................51
                 -----------------------------------------
         13.2.   No Legal Impediment..........................................52
                 -------------------
         13.3.   Governmental Regulation......................................52
                 -----------------------
         13.4.   Proceedings and Documents....................................52
                 -------------------------
         13.5.   Borrowing Base Report........................................52
                 ---------------------
14.   EVENTS OF DEFAULT; ACCELERATION; ETC....................................52
      ------------------------------------
         14.1.   Events of Default and Acceleration...........................52
                 ----------------------------------
         14.2.   Termination of Commitments...................................55
                 --------------------------
         14.3.   Remedies.....................................................55
                 --------
         14.4.   Distribution of Collateral Proceeds..........................55
                 -----------------------------------
15.   SETOFF..................................................................56
16.   THE AGENT...............................................................57
         16.1.   Authorization................................................57
                 -------------
         16.2.   Employees and Agents.........................................57
                 --------------------
         16.3.   No Liability.................................................57
                 ------------
         16.4.   No Representations...........................................58
                 ------------------
                  16.4.1.   General...........................................58
                  16.4.2.   Closing Documentation, etc........................58
         16.5.   Payments.....................................................58
                 --------
                  16.5.1.   Payments to Agent.................................58
                            -----------------
                  16.5.2.   Distribution by Agent.............................58
                            ---------------------
                  16.5.3.   Delinquent Banks..................................59
                            ----------------
         16.6.   Holders of Notes.............................................59
                 ----------------
         16.7.   Indemnity....................................................59
                 ---------
         16.8.   Agent as Bank................................................59
                 -------------
         16.9.   Resignation..................................................60
                 -----------
17.   EXPENSES AND INDEMNIFICATION............................................60
      ----------------------------
         17.1.   Expenses.....................................................60
                 --------
         17.2.   Indemnification..............................................60
                 ---------------
         17.3.   Survival.....................................................61
                 --------
18.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION...........................61
      ---------------------------------------------
         18.1.   Sharing of Information with Section 20 Subsidiary............61
                 -------------------------------------------------
         18.2.   Confidentiality..............................................61
                 ---------------
         18.3.   Prior Notification...........................................62
                 ------------------
         18.4.   Other........................................................62
                 -----
19.   SURVIVAL OF COVENANTS, ETC..............................................62
20.   ASSIGNMENT AND PARTICIPATION............................................62
         20.1.   Conditions to Assignment by Banks............................62
                 ---------------------------------
         20.2.   Certain Representations and Warranties; Limitations;
                    Covenants.................................................63
                 ----------------------------------------------------
         20.3.   Register.....................................................64
                 --------
         20.4.   New Notes....................................................64
                 ---------
         20.5.   Participations...............................................64
                 --------------
         20.6.   Disclosure...................................................65
                 ----------
         20.7.   Assignee or Participant Affiliated with the Borrower.........65
                 ----------------------------------------------------
         20.8.   Miscellaneous Assignment Provisions..........................65
                 -----------------------------------
         20.9.   Assignment by Borrower.......................................66
                 ----------------------
21.   NOTICES, ETC............................................................66
      ------------
22.   GOVERNING LAW...........................................................66
      -------------
23.   HEADINGS................................................................67
      --------
24.   COUNTERPARTS............................................................67
      ------------
25.   ENTIRE AGREEMENT, ETC...................................................67
      ---------------------
26.   WAIVER OF JURY TRIAL....................................................67
      --------------------
27.   CONSENTS, AMENDMENTS, WAIVERS, ETC......................................67
      ----------------------------------
28.   SEVERABILITY............................................................68
      ------------

@@


                             Schedules and Exhibits


               Schedule 1                Banks; Commitments
               Schedule 8.3              Title to Properties; Leases
               Schedule 8.5              Material Changes
               Schedule 8.7              Litigation
               Schedule 8.18             Hazardous Substances
               Schedule 8.19             Subsidiaries
               Schedule 8.23             Operating Rights
               Schedule 9.7              Insurance
               Schedule 10.1             Permitted Indebtedness
               Schedule 10.2             Permitted Liens
               Schedule 10.3             Restrictions on Investments

               Exhibit A                 Form of Borrowing Base Report
               Exhibit B                 Form of Loan Request
               Exhibit C                 Form of Term Note
               Exhibit D                 Form of Compliance Certificate

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Credit Agreement") is made as of January 28, 1999, by and among MORGAN DRIVE AWAY, INC., an Indiana corporation having its principal place of business at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 ("Morgan"), TDI, INC., an Indiana corporation having its principal place of business at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 ("TDI"), MORGAN FINANCE, INC., an Indiana corporation having its principal place of business at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 ("Finance" and, collectively with Morgan and TDI, the "Borrowers" and, each individually, a "Borrower"), THE MORGAN GROUP, INC., a Delaware corporation with offices at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 (the "Parent" and, collectively with the Borrowers, the "Obligors"), and BANKBOSTON, N.A. ("BKB") individually and as agent (the "Agent") for itself and the other lending institutions from time to time party hereto and the other lending institutions listed on Schedule 1.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1.  Definitions.

         The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. All rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrowers pursuant to ss.9.4(d) hereof.

         Affiliate. Any Person that would be considered to be an affiliate of another Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

         Agent's Fee Letter. The letter agreement regarding fees, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Agent.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent.  BKB, acting as agent for the Banks.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Applicable Base Rate Margin. The applicable margin with respect to Base Rate Loans as set forth in the Pricing Table.

         Applicable Commitment Fee. The applicable rate with respect to the Commitment Fee as set forth in the Pricing Table.

         Applicable Eurodollar Rate Margin. The applicable margin with respect to Eurodollar Rate Loans as set forth in the Pricing Table.

         Applicable Overadvance Amount. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Compliance Certificate delivered to the Agent pursuant to ss.9.4(d) hereof., not to exceed, (a) when the Leverage Ratio is greater than or equal to 2.00 to 1.00, $2,000,000 outstanding in the aggregate, and (b) when the Leverage Ratio is less than 2.00 to 1.00, $5,000,000 outstanding in the aggregate; provided, that in the case of (a) above, no such overadvances shall remain outstanding for a period of more than 180 days within any calendar year (of which at least 60 such days must be consecutive), and, in the case of (b) above, no such overadvances in excess of $2,000,000 shall remain outstanding for a period of more than 60 consecutive days within any calendar year.

         Assignment and Acceptance.  See ss.20.1.

         Average Borrowing Base. For any fiscal quarter, the sum of the Borrowing Base in effect on the last day of each month contained within such fiscal quarter divided by three.

         Average Utilization. For any fiscal quarter, the sum of the average daily amount of (a) outstanding Loans, plus (b) the Maximum Drawing Amount plus
(c) Unpaid Reimbursement Obligations.

         Balance Sheet Date.  September 30, 1998.

         Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.20.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         BKB.  See preamble.

         Borrower.  See preamble.

         Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to ss.9.4(f), as adjusted pursuant to the provisions below, which is equal to the sum of:

                  (a) 85.00% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

                  (b) 85.00% of the sum of (i) the In Transit Amount, minus (ii) the Eligible Reserve; plus

                  (c) 70.00% of Contractor Loans; plus

                  (d) Qualified Investments.

The Agent may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrowers, reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Agent determines that: (i) the dilution with respect of the Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrowers has declined. In determining whether to reduce the lending formula, the Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable.

         Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of each of the Borrowers, prepared on a consolidated basis and in substantially the form of Exhibit A hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or Indebtedness incurred by any Obligor or any of their Subsidiaries in connection with the purchase or lease by any Obligor or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles; provided, however, that amounts paid or Indebtedness incurred by any Obligor or any of their Subsidiaries in connection with any Permitted Acquisition shall not be included in the calculation of Capital Expenditures.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         Cash Flow Coverage Ratio.  See ss.11.2.

         CERCLA.  See ss.8.18(a).

         Closing Date. The first date on which the conditions set forth in ss.12 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

         Code.  The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Compliance Certificate.  See ss.9.4(d) hereof.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated EBITDA. With respect to any fiscal period of the Borrowers, an amount equal to the sum of (a) Consolidated Net Income for such period, plus, without duplication, (b) Consolidated Total Interest Expense for such period, plus (c) the aggregate amount of income tax expense of the Obligors and their Subsidiaries deducted in the calculation of Consolidated Net Income for such period, plus (e) the aggregate amount of consolidated depreciation and amortization of the Obligors and their Subsidiaries deducted in the calculation of Consolidated Net Income for such period, minus (f) to the extent included in the calculation of Consolidated Net Income for such period, interest income of the Obligors and their Subsidiaries for such period.

         Consolidated Funded Debt. As at any date of determination, an amount equal to the sum (without duplication) of (a) the aggregate amount of Indebtedness of the Obligors and their Subsidiaries determined on a consolidated basis, related to the borrowing of money (including Indebtedness evidenced by notes or bonds), purchase money indebtedness, or in respect of capitalized leases, plus (b) the Maximum Drawing Amount of all Letters of Credit and any other letters of credit outstanding, plus (c) all such Indebtedness guaranteed by any Obligor or any of their Subsidiaries (other than guaranty obligations between Affiliates), in each case as determined in accordance with Generally Accepted Accounting Principles.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Parent and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

         Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

         Consolidated Revenues. For any period, the consolidated revenues of the Obligors and their Subsidiaries as determined in accordance with generally accepted accounting principles.

         Consolidated Tangible Net Worth. Consolidated Net Worth less the sum of:

                  (A) the total book value of all assets of the Obligors and their Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (B) all amounts representing any write-up in the book value of any assets of the Obligors or their Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

         Consolidated Total Assets. All assets ("consolidated balance sheet assets") of the Parent and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Parent and its Subsidiaries during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         Consolidated Total Liabilities. All liabilities of the Parent and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Parent and its Subsidiaries and all other Indebtedness of the Parent and its Subsidiaries, whether or not so classified.

         Contractor Loans. All Indebtedness of owner/operators to any of the Borrowers or their Subsidiaries evidenced by promissory notes executed by such owner/operator and payable to the order of such Borrower or such Subsidiary and secured by a perfected, first-priority security interest in the vehicles used by such owner/operator in the conduct of their business; provided, that, Contractor Loans shall not include (a) all Indebtedness on which principal or interest payments from the owner/operator to such Borrower or such Subsidiary are more than thirty (30) days past due, (b) Indebtedness incurred by any owner/operator not currently employed by the Borrower or Subsidiary to which the Indebtedness is owed, or (c) Indebtedness of any owner/operator to the Borrowers and their Subsidiaries to the extent such Indebtedness exceeds $40,000.

         Conversion Request. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with ss.2.7.

         Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         Default.  See ss.14.1.

         Delinquent Bank.  See ss.16.5.3.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Obligor, other than dividends payable solely in shares of common stock of such Obligor; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Obligor, directly or indirectly through a Subsidiary of such Obligor or otherwise; the return of capital by any Obligor to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any Obligor.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, the Term Out Date, and the date on which any Revolving Credit Loan is converted or continued in accordance with ss.2.7 or all or any portion of the Term Loan is converted or continued in accordance with ss.4.5(b).

         Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable)

         (a) that the Borrowers reasonably and in good faith determine to be collectible;

         (b) that are with account debtors or other obligors that (i) are not Affiliates of any Borrower, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Agent's reasonable judgment, creditworthy;

         (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor;

         (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents;

         (e) in which the Agent has a valid and perfected first priority security interest;

         (f) that (i) are not outstanding for more than seventy-five (75) days past the date of the respective invoices therefor or (ii) the Borrowers establish to the reasonable satisfaction of the Agent that such Accounts Receivable have not been outstanding for more than ninety (90) days past the date of the respective invoices therefor;

         (g) that are not due from an account debtor or other obligor located in Minnesota unless the Borrower to whom the account is owing (i) has received a certificate of authority to do business and is in good standing in such state or
(ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year;

         (h) that are not due from any single account debtor or other obligor if more than twenty percent (20%) of the aggregate amount of all Accounts
Receivable owing from such account debtor or other obligor would otherwise not be Eligible Accounts Receivable, unless otherwise allowed by the Agent;

         (i)      that are payable in Dollars;

         (j) that are not payable from an office  outside of the United  States;
and

         (k) that are not secured by a letter of credit, or other form of collateral acceptable to the Agent, unless the Agent has a prior, perfected security interest in such letter of credit or in such other collateral.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Eligible Reserve. As of any date on which a Borrowing Base Report is delivered to the Agent, that portion of those Accounts Receivable included in the In Transit Amount contained in such Borrowing Base Report which, in the Borrowers' reasonable and prudent judgment based upon the Borrowers' experience with Accounts Receivable of such type (but at all times subject to the approval of the Agent in its sole discretion) are out of the period (i.e., as to which, on such delivery date, the applicable transportation services have not been completed, necessary documents in respect thereof have not been delivered, or both) and which were identified in the Borrowing Base Report as of the end of the immediately preceding month.

         Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained of contributed to by the Borrowers or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws.  See ss.8.18(a).

         EPA.  See ss.8.18(b).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrowers under ss.414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

         Eurodollar Lending Office. Initially, the office of the Bank designated as such by notice to the Borrowers; thereafter, such other office of the Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum for the Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default.  See ss.14.1.

         Excluded   Subsidiary.   Interstate   Indemnity   Company,   a  Vermont
corporation and a wholly- owned Subsidiary of the Parent.

         Fee Letter. The letter agreement regarding fees, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Banks.

         Fronting Fee.  See ss.5.5.

         generally accepted accounting principles. (a) When used in ss.11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by the Parent and its Subsidiaries (other than the Excluded Subsidiary) not party to this Credit Agreement in favor of the Banks and the Agent pursuant to which the Parent and such Subsidiaries guaranty to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

         Hazardous Substances.  See ss.8.18(b).

         In Transit Amount. As of any date during a month, an amount equal to the aggregate amount of Accounts Receivable for all transportation services of a Borrower which the Borrowers have included in their Borrowing Base Report as of the end of the immediately preceding month, which otherwise meet all of the criteria to be Eligible Accounts Receivable, but as to which, although transportation services in respect thereof were completed as of such month end, or, to the extent such services were not completed, there were Eligible Reserves set against them, invoices for such transportation services have not yet been issued.

         Indebtedness. All obligations, contingent and otherwise, which in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase

Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan, and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (C) if the Borrowers shall fail to give notice as provided in ss.2.7, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (E) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit.  See ss.5.1.1.

         Letter of Credit Application.  See ss.5.1.1.

         Letter of Credit Fee.  See ss.5.1.1.

         Letter of Credit Participation.  See ss.5.1.4.

         Leverage Ratio.  See ss.11.1.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and the Security Documents.

         Loan Request.  See ss.2.6.

         Loans.  The Revolving Credit Loans and the Term Loan.

         Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment; provided, however, that in the event less than three Banks are party hereto as of such date, then Majority Banks shall be deemed to mean all Banks.

         Maturity Date.  The date of the third anniversary of the Term Out Date.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Motor Vehicle Equipment. All trucks, trailers, tractors, service vehicles, automobiles, tires, and all related equipment and accessions, with respect to which the Parent or any of its Subsidiaries now or hereafter has full and unencumbered title (except for liens permitted under ss.10.2 hereof), which are used or usable by the Parent and its Subsidiaries in their business operations.

         Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Notes.  The Term Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Obligors and their Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letters of Credit or obligations under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar arrangements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, between any of the Obligors and any of the Banks or other instruments at any time evidencing any thereof.

         Obligors.  See preamble.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         Parent.  See preamble.

         PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. The Perfection Certificates as defined in the Security Agreement.

         Permitted Liens. Liens, security interests and other encumbrances permitted by ss.10.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pricing Table. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the applicable margin shall be the applicable percentage set forth below with respect to the Borrowers' Leverage Ratio, as determined at the end of the fiscal quarter of the Borrowers and their Subsidiaries ending immediately prior to the applicable Rate Adjustment Period:



Level      Leverage Ratio                   EURODOLLAR              Base Rate Applicable       Commitment
                                            Applicable Margin       Margin                     Fee
-----------------------------------------------------------------------------------------------------------
I          Greater than or equal to 3.00    2.000%                  0.500%                     0.500%
           to 1.00
-----------------------------------------------------------------------------------------------------------
II         Less than 3.00 to 1.00 and       1.750%                  0.250%                     0.500%
           greater than or equal to 2.25 to
           1.00
-----------------------------------------------------------------------------------------------------------
III        Less than 2.25 to 1.00 and       1.500%                  0.000%                     0.375%
           greater than or equal to 1.50 to
           1.00
-----------------------------------------------------------------------------------------------------------
IV         Less than 1.50 to 1.00 and       1.250%                  0.000%                     0.375%
           greater than or equal to 1.00 to
           1.00
-----------------------------------------------------------------------------------------------------------
V          Less than 1.00 to 1.00           1.000%                  0.000%                     0.375%

         Notwithstanding the foregoing, (a) for the period commencing on the Closing Date through the end of the month in which the quarterly compliance certificate for the fiscal quarter ending March 31, 1999 is delivered pursuant to ss.9.4(d) hereof, the applicable margin for Loans shall be that percentage corresponding to Level II in the table above, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to ss.9.4(d) hereof, then for the period commencing on the first day of the month immediately following the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the applicable margin for Loans shall be that percentage corresponding to Level I in the table above.

         Qualified Investment. Any Investment by any Borrower in demand deposits, certificates of deposit, bankers acceptances, time deposits or securities commonly known as "commercial paper" issued by BKB having a maturity not less than seven (7) days from the date of purchase by such Borrower.

         RCRA.  See ss.8.18(a).

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Parent or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Bank.  BKB.

         Register.  See ss.20.3.

         Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in ss.5.2.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to ss.2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes.  See ss.2.4.

         Rights.  See ss.9.14.

         SARA.  See ss.8.18(a).

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, among the Obligors, the Subsidiaries of Morgan and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Security Documents. The Guaranty, the Security Agreement, the Stock Pledge Agreement, the Trademark Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Parent and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Term Loan. The term loan made or to be made by the Banks to the Borrowers on the Term Out Date pursuant to ss.4.1.

         Term Note.  See ss.4.2.

         Term Note Record.  A Record with respect to a Term Note.

         Term Out Date.  See ss.2.9.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Trademark Agreement. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, between MDA Corp., an Oregon corporation and a wholly-owned Subsidiary of Morgan, and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Unapplied Cash. The amount of cash and cash equivalents received as payment from trade debtors on Accounts Receivable as such is reflected on the consolidated balance sheet of the Obligors and their Subsidiaries.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, ss.5.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c)  A  reference  to  any  law  includes  any   amendment  or
         modification to such law.

                  (d)  A  reference  to  any  Person   includes  its   permitted
         successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1.  Commitment to Lend.

         Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Term Out Date upon notice by the Borrowers to the Agent given in accordance with ss.2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total Commitment and (b)(i) the Borrowing Base plus (ii) the Applicable Overadvance Amount. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by each of the Borrowers that the conditions set forth in ss.12 and ss.13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. Commitment Fee. Each of t he Borrowers jointly and severally agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount during each calendar quarter or portion thereof from the date hereof to the Term Out Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Term Out Date or any earlier date on which the Commitments shall terminate.

         2.3. Reduction of Total Commitment. The Borrowers shall have the right at any time and from time to time upon seven (7) days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. Interest on Revolving Credit Loans. Except as otherwise provided in ss.6.11, (a) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Base Rate plus (ii) the Applicable Base Rate Margin, and (b) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) the Applicable Eurodollar Rate Margin. The Borrowers jointly and severally agree to pay interest on the Revolving Credit Loans or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         2.6.  Requests for Revolving Credit Loans.
         The Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such

Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $200,000 or a multiple of $100,000 in excess thereof.

         2.7.  Conversion Options.

                  2.7.1.  Conversion to Different Type of Revolving Credit Loan.
                           The  Borrowers may elect from time to time to convert
                  any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3)
                  Eurodollar   Business  Days  prior  written   notice  of  such
                  election; (b) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrowers shall give the Agent at least one (1) Business Day prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $200,000 or a multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

                  2.7.2.  Continuation of Type of Revolving Credit Loan.
                           Any  Revolving   Credit  Loan  of  any  Type  may  be
                  continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in ss.2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the
                  Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.7 is scheduled to occur.

                  2.7.3.  Eurodollar Rate Loans.

                  Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $200,000 or a whole multiple of $100,000 in excess thereof. The Borrowers shall not have more than four (4) Eurodollar Rate Loans outstanding at any time.

         2.8.  Funds for Revolving Credit Loan.

                  2.8.1.  Funding Procedures.
                           Not  later  than  11:00  a.m.  (Boston  time)  on the
                  proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2.  Advances by Agent.
                           The Agent may, unless notified to the contrary by any
                  Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times
                  (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.9. Term Out Date. The Term Out Date shall initially be January 28, 2001, provided, that if the Borrowers shall request in writing to the Banks, at least one hundred eighty (180) days prior to such date, a one-year extension of the Term Out Date and the Banks shall have approved such request in writing at least ninety (90) days prior to such date, the Term Out Date shall be deemed to be the next anniversary of such date or such other date as the Banks and the Borrowers may agree. The Term Out Date shall be determined in a like manner in subsequent periods.

         2.10.  Change in Borrowing Base.
         The Borrowing Base shall be determined monthly by the Agent by reference to the Borrowing Base Report. The Agent shall give to the Borrowers written notice of any change in the Borrowing Base determined by the Agent in its reasonable discretion. In determining any changes to the Borrowing Base, the Agent shall consider those factors customarily relied upon by the Agent in like circumstances, including, without limitation, the collateral report delivered pursuant to ss.9.9.2, reliance upon which by the Agent shall be deemed reasonable. Such notice shall be effective upon its receipt by the Borrowers. Prior to the time that such notice becomes effective the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. Maturity. Subject to ss.4.1 hereof, each of the Borrowers jointly and severally promises to pay on the Term Out Date, and there shall become absolutely due and payable on the Term Out Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. Mandatory Repayments of Revolving Credit Loans. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) the Total Commitment and (b)(i) the Borrowing Base plus (ii) the Applicable Overadvance Amount, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by ss.5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. Optional Repayments of Revolving Credit Loans. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.3.3 made on any date other than the last day of the Interest Period relating thereto shall be subject to the payment by the Borrowers of any applicable costs associated with such prepayment as set forth in ss.6.10 hereof. The Borrower shall give the Agent, no later than 2:00 p.m., Boston time, at least three (3) Business Days prior written notice of any proposed prepayment pursuant to this ss.3.3, specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Agent's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                4. THE TERM LOAN.

         4.1. Conversion of Revolving Credit Loans into the Term Loan. Subject to the terms and conditions set forth in this Credit Agreement, including without limitation the satisfaction of the conditions set forth in ss.12 and the execution and delivery by the Borrowers of the Term Notes to the Banks, on the Term Out Date the aggregate amount of outstanding Revolving Credit Loans shall be converted to a Term Loan in the aggregate principal amount equal to the aggregate outstanding principal balance of the Revolving Credit Loans on such date held by the Banks. The Term Loan outstanding after conversion shall be evidenced by separate promissory notes in substantially the form of Exhibit C hereto (each a "Term Note") executed and delivered by the Borrowers and payable to the order of each Bank in the principal amount of the Revolving Credit Loans held by such Bank on the Term Out Date.

         4.2. Mandatory Payments of Principal of Term Loan. The Borrowers jointly and severally promise to pay to the Agent for the account of the Banks the principal amount of the Term Loan in twelve (12) consecutive quarterly installments, each equal as near as possible to 1/12th of the principal amount of the Term Loan outstanding on the Term Out Date, such installments payable on the last day of each fiscal quarter, commencing on the first such date following the Term Out Date, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         4.3. Optional Prepayment of Term Loan. The Borrowers shall have the right at any time to prepay the Term Notes on or before the Maturity Date, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Agent, without premium or penalty, provided that (a) each partial prepayment shall be in the principal amount of $100,000 or a multiple of $100,000 in excess thereof, (b) any portion of any Eurodollar Rate Loan which has been prepaid on any date other than the last day of the Interest Period relating thereto shall be subject to payment by the Borrowers of any applicable costs associated with such prepayment as set forth in ss.6.10 hereof, and (iii) each partial prepayment shall be allocated amount the banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied in the inverse order against the remaining scheduled installments of principal due on the Term Loan. No amount repaid with respect to the Term Loan may be reborrowed.

         4.4.  Interest on Term Loan.

                  4.4.1. Interest Rates. Except as otherwise provided in ss.6.11, (a) all or any portion of the Term Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of (i) the Base Rate plus (ii) the Applicable Base Rate Margin plus (iii) 0.25% and (b) all or any portion of the Term Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of (I) the Eurodollar Rate plus (II) the Applicable Eurodollar Rate Margin plus (III) 0.25%. The Borrowers jointly and severally promise to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on the Interest Payment Date applicable to such Interest Period.

                  4.4.2. Notification by Borrowers. The Borrowers shall notify the Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to be a Eurodollar Rate Loan. After the Term Loan has been made, the provisions of ss.2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loan as they would be entitled to with respect to the Revolving Credit Loans.

                  4.4.3. Amounts, etc. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $200,000 or a multiple of $100,000 in excess thereof except that a portion of the Term Loan bearing interest at the Eurodollar Rate Loan may be in an amount of $200,000 or greater (with no restriction as to multiples of $100,000) solely if the reason for such nonconformance is a mandatory principal payment of the Term Loan. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date.

                              5. LETTERS OF CREDIT.

         5.1.  Letter of Credit Commitments.

                           5.1.1. Commitment to Issue Letters of Credit. Subject
                  to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in ss.5.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $12,000,000 at any one time and
                  (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and
                  (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and
                  (B)(I) the Borrowing Base plus (II) the Applicable Overadvance Amount.

                           5.1.2. Letter of Credit Applications.  Each Letter of
                  Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                           5.1.3.  Terms of Letters of  Credit.  Each  Letter of
                  Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the first anniversary of the Term Out Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

                           5.1.4. Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                           5.1.5. Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under ss.5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.5.2.

         5.2. Reimbursement Obligation of the Borrower. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise  expressly  provided in ss.5.2(b)  and
         (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.5.2 at any time from the date such amounts become due and payable (whether as stated in this ss.5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in ss.6.11 for overdue principal on the Revolving Credit Loans.

         5.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in ss.5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. Reliance by Issuer. To the extent not inconsistent with this ss.5, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.5. Letter of Credit Fee. The Borrowers jointly and severally agree to pay to the Agent a fee (the "Letter of Credit Fee") for each Letter of Credit issued or renewed by the Agent at a rate per annum (except as provided in ss.6.11 hereof) equal to the Applicable Margin for Eurodollar Rate Loans in effect from time to time on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding, plus, at any time two or more Banks are party to this Credit Agreement, an issuance fee in respect of each Letter of Credit equal to 1/8% on the face amount of each such Letter of Credit (the "Fronting Fee"). The Agent shall, promptly in turn, remit to each Bank such Bank's Commitment Percentage of the Letter of Credit Fee (but not the Fronting Fee which shall be for the account of the Agent). In respect of each Letter of Credit, each of the Borrowers shall also pay to the Agent for the Agent's own account, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time. The Letter of Credit Fee, Fronting Fee and any additional fees shall be payable quarterly in arrears on the last day of each calendar quarter.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. Closing Fee. The Borrowers jointly and severally agree to pay all fees referred to in the Fee Letter which are payable on the Closing Date in accordance with the terms of the Fee Letter.

         6.2. Agent's Fee. In the event that any Bank joins this Credit Agreement at the request of the Borrowers pursuant to ss.20 hereof, then the Borrowers jointly and severally agree to pay to the Agent annually in advance, for the Agent's own account, on the date of such Bank's joinder hereto and on each anniversary of such date thereafter, an Agent's fee in the amount of set forth in the Agent's Fee Letter.

         6.3. Overadvance Fee. T he Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages an overadvance fee for each calendar quarter in which the Average Utilization exceeds the Average Borrowing Base, in an amount equal to 0.125% multiplied by the excess of the Average Utilization less the Average Borrowing Base for each such quarter. The overadvance fee shall be payable quarterly in arrears on the last day of the first month of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Term Out Date or any earlier date on which the Commitments shall terminate.

         6.4.  Funds for Payments.

                  6.4.1. Payments to Agent. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees, Fronting Fees, fees set out in the Fee Letter and the Agent's Fee Letter and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other place that the Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

                  6.4.2. No Offset, etc. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         6.5. Computations. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

         6.6. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Banks.

         6.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrowers hereby jointly and severally agree promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         6.8. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to  increase  the  cost to any  Bank  of  making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce  the  amount of  principal,  interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to  require  such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         6.9. Capital Adequacy. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans, Letters of Credit or commitment fees to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may
be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with ss.6.10 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.10. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.6.8 or 6.9 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.11.  Indemnity.
         The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.2.6 or ss.2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.12. Interest After Default. Upon the occurrence and during the continuance of any Event of Default, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to two percent (2%) above the rate of interest otherwise applicable to such amounts (or if no rate of interest is otherwise applicable, two percent (2%) above the Base Rate) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Banks (after as well as before judgment).

         6.13.  Concerning Joint and Several Liability of the Borrowers.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrowers to accept joint and several liability for the Obligations.

                  (b) The Borrowers, jointly and severally, hereby irrevocably and unconditionally accept, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this ss.6.13), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each of the Borrowers under the provisions of this ss.6.13 constitute the full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to the other Borrowers.

                  (e) Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Credit Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Agent or any Bank under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agent or any Bank in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substiution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Agent or any Bank may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower; provided, however, that the foregoing shall in no way be deemed to create commercially unreasonable standards as to the Agent or any Bank's duties as secured party under the Loan Documents (as such rights and duties are set forth therein). If for any reason any of the other Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the other Borrowers by reason of such other Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Bank, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this ss.6.13, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this ss.6.13, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this ss.6.13 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this ss.6.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either reconstruction or similar proceeding with respect to any Borrower, or the Agent or any Bank. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower or the Agent or any Bank. Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from the other Borrowers on a continuing basis all information desired by such Borrower concerning the financial condition of the other Borrowers and that each such Borrower will look to the other Borrowers and not to the Agent or any Bank in order for such Borrower to keep adequately informed of changes in each of the other Borrower's financial conditions.

                  (f) The provisions of this ss.6.13 are made for the benefit of the Agent and the Banks and their respective successors and assigns, and may be enforced by it or them from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent or any Bank or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against the other Borrowers or to exhaust any remedies available to it or them against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this ss.6.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this ss.6.13 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Banks with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against the other Borrowers with respect to any payments to the Agent or the Banks hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrowers therefor.

                  (h) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to the other Borrowers is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of the other Borrowers owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and the Banks and be paid over to the Agent and the Banks to be applied to repay the Obligations.

                     7. COLLATERAL SECURITY AND GUARANTIES.

         7.1. Security of Borrower. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers other than Real Estate, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which each of the Borrowers are party. Notwithstanding the foregoing, upon request by the Agent to the Borrowers, the Agent may further secure the Obligations by receiving from the

Borrowers a perfected first priority security interest in any or all of the Real Estate.

         7.2.  Guaranties and Security of the Parent and Subsidiaries.
         The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Parent and its Subsidiaries party thereto under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Parent and such Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Parent and such Subsidiaries are party.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Obligors jointly and severally represent and warrant to the Banks and the Agent as follows:

         8.1.  Corporate Authority.

                           8.1.1. Incorporation; Good Standing. Each of the Obligors and their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Obligors.

                           8.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any Obligor is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Obligor is subject or any judgment, order, writ, injunction, license or permit applicable to such Obligor and
                  (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Obligor.

                           8.1.3. Enforceability.  The execution and delivery of
                  this Credit Agreement and the other Loan Documents to which any Obligor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. Governmental Approvals. The execution, delivery and performance by each of the Obligors of this Credit Agreement and the other Loan Documents to which such Obligor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         8.3. Title to Properties. Except as indicated on Schedule 8.3 hereto, the Obligors and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Obligors and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         8.4. Financial Statements.

                  8.4.1. Fiscal Year. Each of the Obligors and each of their Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each calendar year.

                  8.4.2. Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Obligors and their Subsidiaries as at December 31, 1997, and a consolidated statement of income of the Obligors and their Subsidiaries for the fiscal year then ended, certified by Ernst & Young. In addition, there has been furnished to each of the Banks unaudited consolidated balance sheets and unaudited consolidated statements of income of the Obligors and their Subsidiaries for each of the quarterly periods through the Balance Sheet Date. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the periods ending on such dates. There are no contingent liabilities of the Obligors or their Subsidiaries as of such dates involving material amounts, known to the officers of the Obligors, which were not disclosed in such balance sheets and the notes related thereto.

         8.5. No Material Changes, etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Obligors and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Obligors and their Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Obligors or any of their Subsidiaries. Except as set forth in Schedule 8.5, since the Balance Sheet Date, the Parent has not made any Distribution.

         8.6. Franchises, Patents, Copyrights, etc. Each of the Obligors and their Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         8.7. Litigation. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any Obligor or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Obligors and their Subsidiaries or materially impair the right of the Obligors and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Obligors and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. No Materially Adverse Contracts, etc. None of the Obligors nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Obligors or any of their Subsidiaries. None of the Obligors nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Obligors' officers, to have any materially adverse effect on the business of any Obligor or any of their Subsidiaries.

         8.9. Compliance with Other Instruments, Laws, etc. None of the Obligors nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any Obligor or any of their Subsidiaries.

         8.10. Tax Status. Each of the Obligors and their Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of each of the Obligors know of no basis for any such claim.

         8.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

         8.12. Holding Company and Investment Company Acts. None of the Obligors nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any Obligor or any of their Subsidiaries or any rights relating thereto.

         8.14. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Obligors are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.15. Certain Transactions. Except for arm's length transactions pursuant to which any Obligor or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Obligor or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of any Obligor or any of their Subsidiaries is presently a party to any transaction with any Obligor or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Obligor, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.16. Employee Benefit Plans.

                  8.16.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Obligors have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.16.2. Terminability of Welfare Plans. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Obligors may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Obligors without liability to any Person other than for claims arising prior to termination.

                  8.16.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and none of the Obligors nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Obligor or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  8.16.4.  Multiemployer  Plans.  None of the  Obligors  nor any
         ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. None of the Obligors nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         8.17.  Use of Proceeds.

                  8.17.1. General. The proceeds of the Loans shall be used to refinance existing Indebtedness, for working capital, capital asset purchases, for permitted Distributions pursuant to ss.10.4, acquisitions and general corporate purposes. The Borrowers will obtain Letters of Credit for self insurance retention and related insurance purposes and general corporate purposes.

                  8.17.2. Regulations U and X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         8.18. Hazardous Substances. Each of the Obligors has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Parent, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Parent or any of its Subsidiaries;

                  (b) neither the Parent nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority,

         (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Parent or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 8.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Parent, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Parent or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Obligors' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Obligors' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) None of the Parent and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

         8.19. Subsidiaries, etc. Schedule 8.19 lists all Subsidiaries of the Obligors. Except as set forth on Schedule 8.19 hereto, none of the Obligors nor any Subsidiary of any Obligor is engaged in any joint venture or partnership with any other Person.

         8.20. Year 2000 Problem. Each of the Obligors and their Subsidiaries have (a) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, imbedded microchips and other systems used by the Obligors or any of their Subsidiaries, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (c) committed adequate resources to support the Year 2000 plan of the Obligors and their Subsidiaries. Based upon such review, the Obligors reasonably believe that the Obligors and their Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Obligors or any of their Subsidiaries.

         8.21. Disclosure. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to any Obligor or any of their Subsidiaries in the case of any document or information not furnished by any Obligor or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to any Obligor or any of their Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of any Obligor or any of their Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         8.22. Title and Registration. All Motor Vehicle Equipment which, under applicable law, is required to be registered is properly registered in the name of the Parent or the appropriate Subsidiary of the Parent, and all Motor Vehicle Equipment, the ownership of which, under applicable law, is evidenced by a certificate of title, is properly titled in the name of the Parent or the appropriate Subsidiary of the Parent.

         8.23. Operating Rights. The Parent and its Subsidiaries have all certificates of convenience and necessity and operating rights necessary to conduct interstate and intrastate transportation businesses consisting of transporting cars and trucks in and between the states listed on Schedule 8.23 attached hereto. Each of such certificates of convenience and necessity and operating rights is listed on Schedule 8.23 attached hereto, and is in full force and effect.

                    9. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Obligors jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         9.1. Punctual Payment. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any Borrower is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2. Maintenance of Office. Each of the Obligors will maintain its chief executive office in Elkhart, Indiana, or at such other place in the United States of America as such Obligor shall designate upon thirty (30) days prior written notice to the Agent, where notices, presentations and demands to or upon such Obligor in respect of the Loan Documents to which such Obligor is a party may be given or made.

         9.3. Records and Accounts. Each of the Obligors will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Ernst & Young or other independent certified public accountants satisfactory to the Agent as the independent certified public accountants of the Obligors and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Obligors and their Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

         9.4. Financial Statements, Certificates and Information. The Obligors will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Obligors, the consolidated balance sheet of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Ernst & Young or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such quarter, the related consolidated statement of income and consolidated statement of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Obligors that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) as soon as  practicable,  but in any event  within  thirty
         (30) days after the end of each month in each fiscal year of the Obligors, copies of all monthly financial statements and summaries delivered to the officers or directors of the Borrowers for such month; provided, that the Agent reserves the right to receive upon request to the Borrowers, as soon as practicable, but in any event within thirty
         (30) days after the end of such month, unaudited monthly consolidated financial statements of the Parent and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Obligors that the information contained in such financial statements fairly presents the financial condition of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Obligors in substantially the form of Exhibit D hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent;

                  (f) within fifteen (15) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent;

                  (g) within fifteen (15) days after the end of each fiscal quarter, a detailed Accounts Receivable and Contractor Loans aging report;

                  (h) within fifteen (15) days after the end of each calendar month, a summary Accounts Receivable and Contractor Loans aging report; provided, that the Agent reserves the right to receive upon request to the Borrowers a detailed Accounts Receivable and Contractor Loans aging report;

                  (i)  from  time  to  time  such  other   financial   data  and
         information (including accountants' management letters) as the Agent or any Bank may reasonably request.

                                                  -43-
         9.5. Notices.


                  9.5.1. Defaults. The Borrowers will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Obligor of any Subsidiary of any Obligor is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  9.5.2. Environmental Events. The Borrowers will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that any Obligor or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of any Obligor or any of their Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

                  9.5.3. Notification of Claim against Collateral. The Borrowers will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral or any of the Real Estate, or the Agent's rights with respect to the Collateral, are subject.

                  9.5.4. Notice of Litigation and Judgments. The Obligors will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Obligor or any of their Subsidiaries or to which any Obligor or any of their Subsidiaries is or becomes a party involving an uninsured claim against any Obligor or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on any Obligor or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. The Obligors will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Obligor or any of their Subsidiaries in an amount in excess of $250,000.

         9.6. Corporate Existence; Maintenance of Properties. Each of the Obligors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. Each of the Obligors
(a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Obligor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.9.6 shall prevent such Obligor from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Obligor, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Obligors and their Subsidiaries on a consolidated basis.

         9.7. Insurance. Each of the Obligors will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement and the Obligors' current insurance coverages which are described in
Schedule 9.7.

         9.8. Taxes. Each of the Obligors will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Obligor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Obligors and each Subsidiary of the Obligors will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.9. Inspection of Properties and Books, etc.

                  9.9.1. General. The Obligors shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Obligors or any of their Subsidiaries, to examine the books of account of the Obligors and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

                           9.9.2. Collateral Reports. No more frequently than two times during each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers will obtain and deliver to the Agent, or, if the Agent so elects, will cooperate with the Agent in the Agent's obtaining, a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Banks) with respect to the Accounts Receivable and Contractor Loans included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers). All such collateral value reports shall be conducted and made at the expense of the Borrowers.

                           9.9.3. Communications with Accountants. Each of the Borrowers authorize the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Obligors or any of their Subsidiaries. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.9.9.3.

         9.10. Compliance with Laws, Contracts, Licenses, and Permits. Each of the Obligors will, and will cause each of their Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all material agreements and material instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Obligor or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Obligor or such Subsidiary is a party, such Obligor will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Obligor or such Subsidiary to obtain such authorization, consent, approval, permit or license and, upon request by the Agent or the Banks, furnish the Agent and the Banks with evidence thereof.

         9.11. Employee Benefit Plans. Each of the Obligors will (a) promptly upon filing the same with the Department of Labor or

Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12. Use of Proceeds. The Borrowers will use the proceeds of the Loans solely to refinance existing Indebtedness, for working capital, capital asset purchases, for permitted Distributions pursuant to ss.10.4, acquisitions and other general corporate purposes. The Borrowers will obtain Letters of Credit solely for insurance self retention and related insurance purposes and other general corporate purposes.

         9.13. Title and Registration. Each of the Parent and its Subsidiaries will cause all Motor Vehicle Equipment, now owned or hereafter acquired by the Parent or any of its Subsidiaries, which, under applicable law, is required to be registered, to be properly registered in the name of such Person and cause all Motor Vehicle Equipment, now owned or hereafter acquired by the Parent or any of its Subsidiaries, the ownership of which, under applicable law, is evidenced by a certificate of title, to be properly titled in the name of such Person.

         9.14. Operating Rights. Each of the Parent and its Subsidiaries will keep in full force and effect each of the certificates of convenience and necessity, licenses, permits, operating rights and operating authorizations listed on Schedule 8.23 attached hereto (collectively, "Rights"); provided that any of such Rights may be permitted to lapse if (i) it shall no longer be necessary to the conduct of the business of the Parent and its Subsidiaries or
(ii) the Subsidiary owning such Right shall merge into another Subsidiary of the Parent. In the event of the lapse or termination of any such Right, the Borrowers shall promptly deliver to the Agent and the Banks an updated Schedule 8.23.

         9.15. Further Assurances. The Obligors will, and will cause each of their Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         Each of the Obligors covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         10.1. Restrictions on Indebtedness. The Obligors will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness, provided that any Obligor or any Subsidiary of any Obligor (other than the Excluded Subsidiary) may create, incur, assume, guarantee or be or remain liable or suffer to be created, incurred, assumed, guaranteed or made liable with respect to:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) Indebtedness assumed in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease not to exceed the aggregate amount of $150,000 at any one time

                  (d) unsecured Indebtedness incurred as a portion of the consideration for Permitted Acquisitions not exceed the aggregate amount of $2,000,000 at any one time;

                  (e) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto; and

                  (f) Indebtedness of an Obligor to any other Obligor.

         10.2. Restrictions on Liens. The Obligors will not, and will not permit any of their Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (f) of the definition of the term "Indebtedness," with or without recourse; or (g) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits any of the Borrowers or any of their Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents and other than customary anti-assignment provisions in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business, provided that any Obligor or any of its Subsidiaries (other than the Excluded Subsidiary) may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of such Obligor on all or part of the assets of Subsidiaries of such Obligor securing Indebtedness owing by Subsidiaries of such Obligor to such Obligor;

                  (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (iii) liens existing on the date hereof and listed on Schedule
         10.2 hereto;

                  (iv) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.10.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

                  (v) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

         10.3. Restrictions on Investments. The Obligors will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment, provided that any Obligor or any of its Subsidiaries (other than the Excluded Subsidiary, except to the extent of (a), (b) and (c) below) may make or permit to exist or to remain outstanding Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by any Borrower;

                  (b)  demand   deposits,   certificates  of  deposit,   bankers
         acceptances and time deposits of any Bank or any United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

                  (d)  Investments  existing  on the date  hereof  and listed on
         Schedule 10.3 hereto;

                  (e) Investments with respect to Indebtedness permitted by ss.10.1(e) so long as such entities remain Obligors;

                  (f) Investments with respect to Indebtedness permitted by ss.10.1(d);

                  (g) Investments consisting of the Guaranty or Investments by any Borrower in Subsidiaries of such Borrower existing on the Closing Date;

                  (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by ss.10.5.2; and

                  (i)      Investments consisting of Contractor Loans;

provided, however, that, with the exception of demand deposits referred to in ss.10.3(b), such Investments will be considered Investments permitted by this ss.10.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

         10.4. Distributions.

                  (a) The Borrowers and their Subsidiaries will not make any Distributions except that so long as no Default or Event of Default shall have occurred and be continuing and none would result therefrom, any of the Borrowers and their Subsidiaries may make Distributions to the Parent or to another Borrower.

                  (b) The Parent will not make any Distributions, except that:

                           (i) so long as no Default or Event of Default shall have occurred and be continuing and none would result therefrom, the Parent may make Distributions in the form of dividends to the holders of its common stock in an amount not to exceed $200,000 in the aggregate for any fiscal year; and

                           (ii) so long as no Default or Event of Default shall have occurred and be continuing and none would result therefrom, the Parent may make Distributions in the form of a purchase of its own shares of common stock in the open market in a cumulative aggregate amount not to exceed $1,500,000 over the term of this Credit Agreement; and

                           (iii) so long as the Obligors and their Subsidiaries would remain in compliance with the Cash Flow Coverage Ratio as set forth in ss.11.2 for the most recently ended fiscal quarter after adding to the denominator of the Cash Flow Coverage Ratio all Distributions made in (ii) above, then the Parent may make Distributions in the form of a purchase of its own shares of common stock in the open market in an additional aggregate amount not to exceed $300,000 in any fiscal year; provided, that, at the time of such additional purchase, and after giving effect thereto, the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations does not exceed the Borrowing Base.

         10.5. Merger, Consolidation and Disposition of Assets.

                  10.5.1. Mergers and Acquisitions. The Obligors will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except acquisitions by any Borrower of other Persons which thereby become Subsidiaries, or divisions or business segments of such other Persons (whether by way of purchase of assets or capital stock, merger or otherwise) (each a "Permitted Acquisition"), provided, that:

                           (a) any  asset  or stock  acquisition  is in the same
                  line of business as such Borrower or a related business;

                           (b) no Default or Event of Default shall exist at the
                  time of, and none shall exist after giving effect to, such merger, consolidation or acquisition;

                           (c) such  Borrower has delivered to the Agent fifteen
                  (15) days' prior written notice of such acquisition, which notice shall provide the Agent with a reasonably detailed description of the proposed acquisition, including, without limitation, historical financial statements, appraisals, any analysis performed by consultants and other information reasonably requested by the Agent;

                           (d) subject to Permitted Liens,  such Borrower or its
                  Subsidiary, as the case may be, has taken all necessary action to grant to the Agent a perfected first priority security interest in all assets acquired pursuant to any such acquisition, whether by stock or asset acquisition;

                           (e) no portion of the Revolving  Credit Loans will be
                  used to purchase or carry margin securities or margin stock as defined in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 (except in a so-called "going private" transaction effected in compliance with such Regulations, in which such securities or stock, immediately upon such purchase, no longer constitute margin securities or margin stock, such that the Revolving Credit Loans will not at any time be secured directly or indirectly, by any margin securities or margin stock);

                           (f) the business to be acquired would not subject the
                  Agent or the Banks to regulatory or third party approvals in connection with the exercise of any of their rights and remedies under this Credit Agreement or any other Loan Document;

                           (g) the  business  and  assets so  acquired  shall be
                  acquired free and clear of all liens and encumbrances (other than as permitted hereunder) and shall be located in the United States;

                           (h) no contingent  obligations or liabilities will be
                  incurred or assumed in connection with such acquisition which could reasonably be expected to have a material adverse effect on the business condition (financial or otherwise), operations, performance or properties of any of the Obligors or their Subsidiaries taken as a whole;

                           (i) the Borrowers  have  delivered to the Agent a pro
                  forma Compliance Certificate evidencing pro forma compliance with each of the covenants in ss.11 of this Credit Agreement and a certificate of the chief financial officer of the Borrowers to the effect that (A) each of the Borrowers will be solvent upon consummation of such acquisition and, (B) the pro forma Compliance Certificate fairly presents the financial condition of the Borrowers and their Subsidiaries as of the most recently completed fiscal quarter end and after giving effect to such acquisition on a pro forma basis; and

                           (j) cash consideration to be paid by such Borrower in
                  connection with such acquisition or series of related acquisitions occurring within the most recently completed period of four consecutive fiscal quarters (including cash deferred payments, contingent or otherwise, and the aggregate amount of all assumed Indebtedness) shall not exceed $3,000,000 in the aggregate.

                  10.5.2. Disposition of Assets. The Obligors will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the sale of inventory, and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices.

         10.6. Sale and Leaseback. Except in connection with any Contractor Loan, t he Obligors will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any Obligor or any Subsidiary of any Obligor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that any Obligor or any Subsidiary of any Obligor intends to use for substantially the same purpose as the property being sold or transferred.

         10.7. Compliance with Environmental Laws. The Obligors will not, and will not permit any of their Subsidiaries to conduct any activity that would violate any Environmental Law.

         10.8. Employee Benefit Plans. None of the Obligors nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for any Obligor or any of their Subsidiaries; or

                  (b)  permit   any   Guaranteed   Pension   Plan  to  incur  an
         "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Obligor or any of their Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d)  amend  any  Guaranteed   Pension  Plan  in  circumstances
         requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         10.9. Business Activities. Each of the Obligors will not, and will not permit any of their Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

         10.10. Fiscal Year. Each of the Obligors will not, and will not permit any of their Subsidiaries to, change the date of the end of its fiscal year from that set forth in ss.8.4.1.

         10.11. Transactions with Affiliates. Each of the Obligors will not, and will not permit any of their Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of any Obligor, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

         10.12. Subsidiary Distributions. The Obligors will not, and will not permit any of their Subsidiaries to, enter into any arrangement or otherwise become subject to any restriction or requirement which has the effect of prohibiting or limiting any Subsidiary's ability to make Distributions to the Obligors.

                    11. FINANCIAL COVENANTS OF THE BORROWER.

         Each of the Obligors covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         11.1. Leverage Ratio. The Obligors and their Subsidiaries will not permit, as at any time during any period described in the table set forth below, the ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth (the "Leverage Ratio") to exceed the ratio set forth opposite such period in such table:

                    Fiscal Period                Ratio
             Closing Date through 6/29/99      4.00:1.00
               6/30/99 through 12/30/99        3.50:1.00
               12/31/99 and thereafter         3.00:1.00

         11.2. Cash Flow Coverage Ratio. The Obligors and their Subsidiaries will not permit, as at the end of any fiscal quarter of the Obligors ending during any period described in the table set forth below, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending to (b) the sum of (1) Consolidated Total Interest Expense for such period plus (2) scheduled principal payments with respect to Consolidated Funded Debt (including capitalized lease payments) due and payable during such period to be less than the ratio set forth opposite such period in such table:



                    Fiscal Period                     Ratio
             Closing Date through 6/30/99           1.20:1.00

                7/01/99  and  thereafter            1.50:1.00

provided, that, scheduled principal payments with respect to Consolidated Funded Debt shall be deemed to include an amount equal to twenty percent 20% of the sum of (A) outstanding Revolving Credit Loans plus (B) Unpaid Reimbursement Obligations as at the end of such fiscal quarter.

         11.3. Interest Coverage Ratio. The Obligors and their Subsidiaries will not permit, as at the end of any fiscal quarter of the Obligors ending during any period described in the table set forth below, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth opposite such period in such table:



                        Period                          Ratio

             Closing Date through 6/30/99             3.00:1.00

                7/1/99 and thereafter                 4.00:1.00

         11.4. Capital Expenditures. The Obligors and their Subsidiaries will not make, as at the end of any fiscal quarter for the period of four consecutive fiscal quarters then ending, Capital Expenditures that exceed, in the aggregate, 0.75% of Consolidated Revenues for such period of four consecutive fiscal quarters.

         11.5. Consolidated Net Worth. The Obligors and their Subsidiaries will not permit Consolidated Net Worth at any time to be less than the sum of (a) $12,000,000, plus (b) on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ended March 31, 1999, plus (c) 100% of the proceeds of any sale by any Borrower of equity securities issued by such Borrower, minus

                  (d) Distributions permitted under ss.10.4 of this Credit Agreement up to an aggregate of $1,500,000.

                             12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Revolving Credit Loans and the Term Loan and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         12.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         12.2. Certified Copies of Charter Documents. Each of the Banks shall have received from each of the Obligors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         12.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each of the Obligors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4. Incumbency Certificate. Each of the Banks shall have received from each of the Obligors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Obligor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Obligors, each of the Loan Documents and Subordination Documents to which such Obligor is or is to become a party; (b) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         12.6. Perfection Certificates and UCC Search Results. The Agent shall have received from each of the Borrower and its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         12.7. Certificates of Insurance. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         12.8. Borrowing Base Report. The Agent shall have received from the Borrowers the initial Borrowing Base Report dated as of the most recent fiscal month end.

         12.9. Accounts Receivable/Contractor Loans Aging Report. The Agent shall have received from the Borrowers the most recent Accounts Receivable aging report and Contractor Loans aging report of the Borrowers, both dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrowers shall have notified the Agent in writing on the Closing Date of any material deviation from the Accounts Receivable or Contractor Loan values reflected in the applicable aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

         12.10. Solvency Certificate. Each of the Banks shall have received an officer's certificate of each of the Obligors dated as of the Closing Date as to the solvency of the Obligors following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         12.11. Opinion of Counsel. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Barnes & Thornburg, counsel to the Borrower and its Subsidiaries;

         12.12. Payment of Fees. The Borrower shall have paid to the Banks or the Agent, as appropriate, the Closing Fee pursuant to ss.6.1.

         12.13. Payoff Letter. The Agent shall have received a payoff letter from KeyBank National Association, indicating the amount of the loan obligations of the Borrowers to KeyBank National Association to be discharged on the Closing Date and an acknowledgment by KeyBank National Association that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all security interests granted by any of the Obligors or any of their Subsidiaries in favor of KeyBank National Association.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Obligors and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         13.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         13.5. Borrowing Base Report. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with ss.9.4(f) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers or the Parent, as applicable, shall fail to pay within two (2) days any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) any Obligor shall fail to comply with any of its covenants contained inss.9, 10 or 11;

                  (d) any Obligor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.14.1) for fifteen (15) days after written notice of such failure has been given to the Borrowers by the Agent;

                  (e) any representation or warranty of any Obligor in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any Obligor or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases for amounts which individually or in the aggregate equal or exceed $25,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for amounts which individually or in the aggregate equal or exceed $25,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                  (g) any Obligor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Obligor or their Subsidiaries or of any substantial part of the assets of any Obligor or any of their Subsidiaries or shall commence any case or other proceeding relating to any Obligor or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Obligor or any of their Subsidiaries and any Obligor or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Obligor or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Obligor or any of their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Obligor or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against the Obligors or their Subsidiaries exceeds in the aggregate $500,000;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Obligor or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) any Obligor or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $50,000, or any Obligor or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $50,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of any Obligor or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $50,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District

         Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or
         (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (l) any Obligor or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or any of its Subsidiaries;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Obligor or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of such Obligor or such Subsidiary;

                  (o) any Obligor or any of their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against any Obligor or any of their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Obligor or such Subsidiary included in the Borrowing Base or any assets of such Obligor or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $100,000; or

                  (p) the Lynch Corporation, or an entity spun off pro-rata to Lynch Corporation shareholders, Mario Gabelli, and/or other entities controlled, directly or indirectly, by Mario Gabelli shall at any time, legally or beneficially, directly or indirectly, have collectively less than fifty percent (50%) of the voting power of the common stock of the Parent, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Parent or the Parent shall cease to own, directly or indirectly, one hundred percent (100%) of the shares of the common stock of any other Obligor;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in ss.ss.14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         14.2. Termination of Commitments. If any one or more of the Events of Default specified in ss.14.1(g) or ss.14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any Obligor or any of their Subsidiaries of any of the Obligations.

         14.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. Distribution of Collateral Proceeds. If following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that
         (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to ss.6.2 and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                              15.  SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

         16.1.  Authorization.

                  (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         16.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         16.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4.  No Representations.

                  16.4.1. General. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Obligor or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any Obligor or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any Obligor or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  16.4.2. Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in ss.12, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent active upon the Borrowers' account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent to such effect on or prior to the Closing Date.

         16.5. Payments.

                  16.5.1. Payments to Agent. A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.





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                                                  -64-




                  16.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of ss.15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A
         Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. Holders of Notes. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrowers as required by ss.17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         16.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

         16.9.  Resignation.  The Agent may  resign at any time by giving  sixty
(60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                        17. EXPENSES AND INDEMNIFICATION.

         17.1. Expenses. The Borrowers jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan

Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any Obligor or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with any Obligor or any of their Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

         17.2. Indemnification. Each of the Borrowers agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by any Obligor or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any Obligor or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (b) with respect to any Obligor or any of their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, each of the Borrowers agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss.17.2 are unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         17.3. Survival. The covenants contained in this ss.17 shall survive payment or satisfaction in full of all other Obligations.

               18. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         18.1. Sharing of Information with Section 20 Subsidiary. Each of the Borrowers acknowledges that from time to time financial advisory, investment





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                                                  -67-


banking and other services may be offered or provided to any Obligor or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. Each of the Obligors, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by any Obligor or any of their Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by any Obligor or any of their Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20
Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

         18.2. Confidentiality. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor or any of their Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this ss.18, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in ss.18.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of ss.20.6. Moreover, each of the Agent, the Banks and any Section 20 Subsidiary is hereby expressly permitted by the Borrowers to refer to any of the Obligors and their Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Agent, such Bank or such Section 20 Subsidiary and, for such purpose, the Agent, such Bank or such Section 20 Subsidiary may utilize any trade name, trademark, logo or other distinctive symbol associated with any of the Obligors or any of their Subsidiaries or any of their businesses.

         18.3. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

         18.4. Other. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by any Obligor or any of their Subsidiaries. The obligations of each Bank under this ss.18 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                                    19.  SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Obligor or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of any Obligor or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Obligor or such Subsidiary hereunder.

                                   20.  ASSIGNMENT AND PARTICIPATION.

         20.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) the Agent shall have given its prior written consent to such assignment, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a whole multiple of $5,000,000, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.20.3, be released from its obligations under this Credit Agreement.

         20.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no
         representation  or  warranty,   express  or  implied,  and  assumes  no
         responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any Obligor and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.8.4 and ss.9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

         20.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.20.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

         20.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. Disclosure. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this ss.20.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document.

         20.7.  Assignee or Participant Affiliated with the Borrower.
         If any assignee Bank is an Affiliate of a Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.14.1 or ss.14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.14.1 or ss.14.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

         20.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this ss.20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. Assignment by Borrower. None of the Borrowers shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.





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                                                  -72-


                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Obligors, at 2746 Old U.S.Route 20 West, Elkhart, Indiana 46515, Attention: Dennis Duerksen, Chief Financial Officer, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

                  (b) if to  the  Agent,  at  100  Federal  Street,  Mail  Stop:
         01-08-01, Boston, Massachusetts 02110, USA, Attention: Katherine A. Brand, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any  Bank,  at such  Bank's  address  set  forth  on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN ss.21. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.





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                                                  -73-


                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27.

                            26. WAIVER OF JURY TRIAL.

         Each of the Obligors hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Obligors hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Obligors
(a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Obligor or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to ss.6.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) or the amount of the commitment fee or Letter of Credit Fees may not be decreased without the written consent of each Bank affected thereby; the amount of the Commitments may not be increased without the written consent of the Borrowers and of each Bank affected thereby; the Term Out Date and the Maturity Date may not be postponed without the written consent of each Bank affected thereby; this ss.27 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and ss.16 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

                                28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                                         MORGAN DRIVE AWAY, INC.



                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO


                                         TDI, INC.



                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO


                                         THE MORGAN GROUP, INC.



                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO

                                         MORGAN FINANCE, INC.


                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO


                                         BANKBOSTON, N.A., individually
                                             and as Agent



                                         By: /s/ Katherine A. Brand
                                                Katherine A. Brand
                                                Vice President